UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 6, 2021
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 6, 2021, Encompass Health Corporation (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”) at www.virtualshareholdermeeting.com/EHC2021. During the Annual Meeting, the stockholders of the Company voted on the following proposals:
1.election of all 14 persons nominated by the Company’s board of directors;
2.ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and
3.approval of the compensation of the Company’s named executive officers, as disclosed in the proxy statement filed on March 26, 2021 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
As of the record date for the Annual Meeting, there were 99,551,380 shares of the Company’s common stock issued and outstanding. Each share of common stock was entitled to one vote on each matter properly brought before the Annual Meeting. The common stock voted together as a class. Votes representing 90.2% of the combined voting power of the common stock were represented by proxy at the Annual Meeting.
The final voting results for the Annual Meeting were as follows:
•Proposal 1, election of directors, each of the nominees was elected:

Name of Nominee	Votes For	Votes Against	Votes Abstained
Greg D. Carmichael	84,277,600	565,843	38,095
John W. Chidsey	82,698,023	2,144,561	38,954
Donald L. Correll	82,808,043	2,038,008	35,487
Yvonne M. Curl	82,104,942	2,742,722	33,874
Charles M. Elson	82,672,491	2,172,880	36,167
Joan E. Herman	84,671,871	172,845	36,822
Leo I. Higdon, Jr.	82,342,166	2,503,628	35,744
Leslye G. Katz	84,166,948	679,462	35,128
Patricia A. Maryland	84,708,044	140,407	33,087
John E. Maupin, Jr.	82,771,015	2,074,569	35,954
Nancy M. Schlichting	84,691,120	155,519	34,899
L. Edward Shaw, Jr.	81,987,877	2,858,298	35,363
Mark J. Tarr	83,963,766	881,469	36,303
Terrance Williams	84,705,930	136,947	38,661

•Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, passed:

Votes For	Votes Against	Votes Abstained
88,892,551	911,316	33,880
•Proposal 3, approval of the compensation of the Company’s named executive officers, passed:

Votes For	Votes Against	Votes Abstained
81,575,257	3,257,385	48,896
Proposals 1 and 3 each received 4,956,209 broker non-votes. There were no broker non-votes on Proposal 2.

Item 7.01. Regulation FD Disclosure.
The Company will participate in the BofA Securities Virtual Health Care Conference being held on May 11-13, 2021. Encompass Health President and Chief Executive Officer, Mark Tarr, and Executive Vice President and Chief Financial Officer, Doug Coltharp, will participate in a fireside chat at 2:00 p.m. ET on Tuesday, May 11, 2021. The presentation will be webcast live and will be available at http://investor.encompasshealth.com by clicking on an available link.
In connection with this conference, the Company is providing current volume observations for both of its segments. For the second quarter of 2021, the Company expects to report strong volume growth since volumes were most significantly impacted by COVID-19 in the second quarter of 2020.
In the inpatient rehabilitation segment, for the month of April 2021, the Company experienced a 31.9% increase in same-store discharges compared to April 2020 and a 2.7% increase when compared to April 2019. The Company believes that elective procedures are beginning to return in many markets. In April 2019, the Company discharged approximately 1,860 orthopedic and lower extremity joint replacement patients. In April 2020, that number dropped to approximately 870. In April 2021, the Company discharged approximately 1,610 of these patients.
The Company continues to see encouraging signs of volume recovery in its home health business. Admissions of patients following elective procedures in acute care hospitals have been steadily increasing each month of 2021. Access to skilled nursing facilities and assisted living facilities continues to improve, but the Company has not experienced meaningful increase in volumes due to the lower censuses at these facilities. Volumes from the new contract with United Healthcare were consistent sequentially from March to April at approximately 1,500 non-episodic admissions, which compares to approximately 600 United Healthcare episodic admissions per month during 2020. The Company estimates lost admissions due to the winter storms in February 2021 reduced recertifications in April by approximately 400.
The average length of stay for hospice patients in April 2021 increased, but the Company believes it is too early to determine whether that is a reversal of the lower length of stay trend experienced during COVID-19. On a year-to-date basis, the hospice average length of stay was 99 days. For April, it was 110 days.
The Company reiterates as of the date hereof its guidance previously reported in the Current Report on Form 8-K, dated April 27, 2021, and during the Company's earnings conference call held on April 28, 2021. Accordingly, the Company continues to expect the following full-year 2021 ranges:
•Net operating revenues of $5,060 million to $5,230 million;
•Adjusted EBITDA of $1,000 million to $1,030 million; and
•Adjusted earnings per share from continuing operations attributable to Encompass Health of $3.94 to $4.16.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals and home health and hospice locations open throughout both the full current and prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.
Note Regarding Presentation of Non-GAAP Financial Measures
Excluding net operating revenues, the Company does not provide guidance on a generally accepted accounting principles in the United States (“GAAP”) basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits); items related to corporate and facility restructurings; and certain other items the

Company believes to be non-indicative of its ongoing operating performance. These items cannot be reasonably predicted, will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2021 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
• Interest expense and amortization of debt discounts and fees - estimate of $164 million to $174 million
• Amortization of debt-related items - approximately $9 million
The Company provides adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”). The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operating performance. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under GAAP as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 10, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2020 (the “2020 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations, (3) non-ordinary course fees, costs and expenses incurred with respect to any litigation or settlement, (4) share-based compensation expense, (5) costs and expenses associated with changes in the fair value of marketable securities, (6) costs and expenses associated with the issuance or prepayment debt and acquisitions, and (7) any restructuring charges not in excess of 20% of Adjusted Consolidated EBITDA. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
The calculation of Adjusted EBITDA under the credit agreement does not require us to deduct net income attributable to noncontrolling interests or gains on fair value adjustments of hedging and equity instruments, disposal of assets, and development activities. It also does not allow us to add back losses on fair value adjustments of hedging instruments or unusual or nonrecurring cash expenditures in excess of $10 million. These items and amounts, in addition to the items falling within the credit agreement’s “unusual or nonrecurring” classification, may occur in future periods, but can vary significantly from period to period and may not directly relate to, or be indicative of, the Company's ongoing liquidity or operating performance. Accordingly, the Adjusted EBITDA calculation presented here includes adjustments for them.

Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2020 Form 10-K.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including statements and assumptions regarding the nature of the COVID-19 pandemic, its impact on the Company’s results of operations, cash flow and liquidity, actions to be taken by the Company in response to the pandemic, including the review of strategic alternatives for its home health and hospice business, financial guidance, and the demand for the Company’s services. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future actions, plans or strategies, or the spread and impact of COVID-19 is inherently uncertain. Actual results and performance could differ materially. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the possibility that the Company may not be able to realize higher values for its home health and hospice business through strategic transactions; the possibility that the Company may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company's business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company’s infectious disease prevention and control efforts; the demand for the Company’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of the Company's common stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse effects on the Company’s stock price resulting from the integration of acquired operations; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on the Company’s labor expenses from potential union activity and staffing shortages; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or its vendors’ or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; the Company's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; the Company’s ability to comply with extensive, complex, and ever-changing federal, state and local regulations and sub-regulatory guidance in both business in general, such as privacy and wage and hour regulations, and in the healthcare industry specifically; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, in acquired operations; the Company’s ability to attract and retain key management personnel; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as payment system reforms) and the Company’s ability to adapt operations to those changes; competitive pressures in the healthcare industry and the Company's response thereto; the Company's ability to obtain and retain favorable arrangements with third-party payors; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in the Company's ability to recover improperly denied claims through the administrative appeals process on a timely basis; the Company's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; the Company’s ability to maintain proper local, state and federal licensing, including compliance with the Medicare conditions of participation and provider enrollment requirements, which is required to participate in the Medicare program; and changes in the Company’s payor mix or the acuity of its patients affecting reimbursement rates; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; as well as other risks detailed from time to time in Encompass Health’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021.
When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this presentation. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 10, 2021